                                                                    EXHIBIT 99.1


(EXEGENICS LOGO)


PRESS RELEASE

FOR IMMEDIATE RELEASE

Contact: WaLisa M. Davenport
eXegenics Inc.
(214) 358-2000

E. Blair Clark (Investors)
Burns McClellan
(212) 213-0006

William Fiske (Information Agent)
Georgeson Shareholder Communications Inc.
Banks and Brokers: (212) 440-9800
All Others Call Toll-Free: (800) 964-0733


             EXEGENICS ANNOUNCES RESIGNATION OF INDEPENDENT AUDITOR


Dallas, September 19, 2003 -- eXegenics Inc. (Nasdaq: EXEG) announced today that Ernst & Young LLP has resigned as eXegenics' independent auditor. The Audit Committee of the Board of Directors of eXegenics has begun the process of conducting its search for and interviewing new independent auditors to audit eXegenics' financial statements for the fiscal year ending December 31, 2003.

Ernst & Young's decision to resign was not influenced by any disagreements with management relating to eXegenics' financial statements. Ronald L. Goode, Ph.D., Chairman and Chief Executive Officer of eXegenics commented, "While we regret that they can no longer continue to serve us, we highly appreciate the services Ernst & Young provided to our company and thank them for having served as our auditors. We believe that the lack of disagreements with this major accounting firm is a credit to our internal accounting processes and procedures."

SAFE HARBOR

This release contains forward-looking statements. The words "believe," "expect," "intend", "anticipate," variations of such words, and similar expressions identify forward-looking statements, but their absence does not mean that the statement is not forward-looking. These statements are subject to certain risks, uncertainties and assumptions that are difficult to predict. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. eXegenics undertakes no obligation to update any forward-looking statement to reflect new information, events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.